POWER OF ATTORNEY

	The undersigned hereby constitutes and appoints any of the following?the Chief?Operating Officer, Chief Financial Officer, General Counsel, Stock
Plan Administrator, or Stock Plan Assistant?of Expeditors International
of Washington, Inc. (?Expeditors?) as the undersigned?s true and lawful attorney-in-fact to:
(1)	execute for and on behalf of the undersigned, in the
 undersigned?s capacity as an executive officer and/or director of Expeditors, Forms?3, 4, and 5 in accordance with Section?16(a) of the Securities Exchange Act of 1934;

(2)	do and perform any and all acts for and on behalf of the
 undersigned which may be necessary or desirable to complete and execute any such Form?3, 4, or 5, including any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact?s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Expeditors assuming, any of the undersigned?s responsibilities to comply with Section?16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms?3, 4, and 5 with respect to the undersigned?s holdings of and transactions in securities issued by Expeditors, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
?
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of February, 2012.

/s/ Dan P. Kourkoumelis